MARATHON ELECTRIC MANUFACTURING CORPORATION

RESOLUTION OF THE STOCKHOLDERS

"RESOLVED That the Articles of Incorporation of this Corporation, as heretofore amended, be and they hereby are, amended and re-stated in their entirety so that as amended and re-stated the Articles of Inoorpuration of this Corporation shall read and provide as follows:

ARTICLES OF INCORPORATION
of
MARATHON ELECTRIC MANUFACTURING CORPORATION
As Amended and Re-Stated February 25, 1954

ARTICLE I

The name of the Corporation is Marathon Electric Manufacturing Corporation.

ARTICLE II

The purposes for which the Corporation is organized are to manufacture, buy, sell, commercialize, deal in and deal with all types of electrical apparatus and related articles, devices, merchandise and machinery. The Corporation may engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

ARTICLE III

The capital stock of the Corporation consists of Three hundred Twenty Thousand (320,000) shares of Common Stock of the par value of Ten Dollars ($10.00) per share each.

ARTICLE IV

The address of the Corporation's registered office is: Marathon Electric Manufacturing Corporation, Cherry and Randolph Streets, Wausau, Wisconsin, and the name of its registered agent at such address is J. A. Slayton.

ARTICLE V

The number of directors of the Corporation shall be fixed by the By-Laws, but shall not be less than three (3).

ARTICLE VI

These Articles of Incorporation supersede and take the place of the Articles of Incorporation of the Corporation and all amendments thereto existing prior to February 25, 1954."

R. V. Jones, Vice President and John E. Forester, Secretary of Marathon Electric Manufacturing Corporation, a corporation organized under the laws of the State of Wisconsin, do hereby certify that the foregoing is a true and correct copy of the amended and re-stated Articles of Incorporation of Marathon Electric Manufacturing Corporation, which re-stated Articles of Incorporation supersede and take the place of the theretofore existing Articles of Incorporation and Amendments thereto, duly adopted at a duly convened meeting of the stockholders of Marathon Electric Manufacturing Corporation held at Room 602, First American State Bank Building, Wausau, Wisconsin, on February 25, 1954, at 1:30 p. m.; that there were at the time of such meeting, Three hundred Twenty Thousand (320,000) shares of the Common Capital Stock of the Corporation outstanding, that the holders of Two Hundred Ninety One Thousand, One Hundred Eighty (291,180) shares were present at said meeting either in person or by proxy and were entitled to vote thereon, that the holders of 291,180 shares of the common capital stock of the Corporation voted for such amendment and that none of the shares was voted against such amendment.

WITNESS our hands and the seal of the Corporation this 5th day of March, 1954.

R. V. Jones
R. V. Jones, Vice-President

John E. Forester
John E. Forester, Secretary

STATE OF WISCONSIN)
) ss.
COUNTY OF MARATHON)

Personally came before me this 5th day of March, 1954, the above named R. V. Jones and John E. Forester, to me known to be the persons who executed the foregoing instrument and acknowledged the same.

Olive M. Wilson
Olive M. Wilson, Notary Public
Marathon County, Wisconsin

My Commission Expires May 26, 1957

01 1M05395
imaged

DEPARTMENT OF FINANCIAL INSTITUTIONS
STATE OF WISCONSIN

12 DEC 19 AM 10: 11

AMENDMENT TO ARTICLES OF INCORPORATION

OF

ARTICLES OF AMENDMENT
CHAPTER 180

RBC MANUFACTURING CORPORATION

Pursuant to the consent of the shareholders and Board of Directors of RBC Manufacturing Corporation and in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution was duly adopted on December 14th, 2012:

> BE IT RESOLVED, that the Articles of Incorporation of the Corporation be, and they hereby are, amended by deleting Article I thereof and inserting in its place the following:

ARTICLE I

R047934

The name of the corporation is "Regal Beloit America, Inc."

This Amendment to Articles of Incorporation shall be effective as of 2:01 AM on December 31, 2012.

Executed as of the 14th day of December, 2012.

EFFECTIVE DATE:

RBC MANUFACTURING CORPORATION

By: [signature]
Peter C. Underwood, Vice President-Secretary

This instrument was drafted by:

Lindsay B. Fathallah
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

12/19/2012 11:05 AM
DCorp $40.00
146056 #. 1

12/19/2012 11:05 AM
Expedite $25.00
146056 #. 2

8729554_2

ONLINE
PYMT

AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

REGAL BELOIT AMERICA, INC.

Pursuant to the consent of the Sole Shareholder and the Board of Directors of Regal Beloit America, Inc., and in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution was duly adopted on January 10, 2017:

> BE IT RESOLVED, that the Articles of Incorporation of the Corporation be, and they hereby are, amended by deleting Article III thereof and inserting in its place the following:
>
> ARTICLE III
>
> The capital stock of the Corporation shall consist of Nine Thousand (9,000) shares of Common Stock with a par value of $.01 per share.

This Amendment to the Articles of Incorporation shall be effective as of 12:01 a.m. on January 11, 2017.

Executed on this 10th day of January, 2017.

Regal Beloit America, Inc.

Thomas E. Valentyn
Vice President & Secretary

This instrument was drafted by:
Attorney Chris Pollek

Please return to:
Jennifer Haefner, Corporate Paralegal
Regal Beloit Corporation
200 State Street
Beloit, WI 53511
(608) 361-7436

448943-1 344E7K